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                                                                 Exhibit 25.1


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM T-1
                                      _________

                         STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                    OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __


                         STATE STREET BANK AND TRUST COMPANY
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                                 04-1867445
(JURISDICTION OF INCORPORATION OR                    (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U.S. NATIONAL BANK)           IDENTIFICATION NO.)


    225 Franklin Street, Boston, Massachusetts              02110
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

          John R. Towers, Esq.  Executive Vice President and General Counsel
                  225 Franklin Street, Boston, Massachusetts  02110
                                    (617) 654-3253
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                _____________________


                                INDIANA UNITED BANCORP
                 (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         INDIANA                                        35-1562245
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)


                                    201 N BROADWAY
                              GREENSBURG, INDIANA 47240
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


                                 ____________________

                              % SUBORDINATED DEBENTURES
                           (TITLE OF INDENTURE SECURITIES)


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                                       GENERAL

ITEM 1.   GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

         (See note on page 2.)

ITEM 3.  THROUGH ITEM 15.     NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

    1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

         A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
         Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

    2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

         A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

    3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

         A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

    4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

         A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

                                          1

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    5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN
         DEFAULT.

         Not applicable.

    6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
         SECTION 321(b) OF THE ACT.

         The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

    7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                        NOTES

    In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

    The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 14th day of November, 1997.

                             STATE STREET BANK AND TRUST COMPANY


                             By:  /s/ PAUL D. ALLEN
                                 ---------------------------------
                                  PAUL D. ALLEN
                                  VICE PRESIDENT





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                                      EXHIBIT 6


                                CONSENT OF THE TRUSTEE

    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by INDIANA UNITED BANCORP of its % SUBORDINATED DEBENTURES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                             STATE STREET BANK AND TRUST COMPANY


                             By: /s/ PAUL D. ALLEN
                                 ---------------------------------
                                  PAUL D. ALLEN
                                  VICE PRESIDENT

DATED:   NOVEMBER 14, 1997



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                                      EXHIBIT 7


Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business JUNE 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                               Thousands of
ASSETS                                                            Dollars
------                                                          ----------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin             1,842,337
  Interest-bearing balances                                      8,771,397
Securities                                                      10,596,119
Federal funds sold and securities purchased
  under agreements to resell in domestic offices
  of the bank and its Edge subsidiary                            5,953,036
Loans and lease financing receivables:
  Loans and leases, net of unearned income                       5,769,090
  Allowance for loan and lease losses                               74,031
  Allocated transfer risk reserve                                        0
  Loans and leases, net of unearned income and allowances        5,695,059
Assets held in trading accounts                                    916,608
Premises and fixed assets                                          374,999
Other real estate owned                                                755
Investments in unconsolidated subsidiaries                          28,992
Customers' liability to this bank on acceptances outstanding        99,209
Intangible assets                                                  229,412
Other assets                                                     1,589,526
                                                                ----------
Total assets                                                    36,097,449
                                                                ----------
                                                                ----------
LIABILITIES
-----------
Deposits:
  In domestic offices                                           11,082,135
    Noninterest-bearing                                          8,932,019
    Interest-bearing                                             2,150,116
  In foreign offices and Edge subsidiary                        13,811,677
    Noninterest-bearing                                            112,281
    Interest-bearing                                            13,699,396
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge subsidiary                            6,785,263
Demand notes issued to the U.S. Treasury and Trading Liabilities   755,676
Other borrowed money                                               716,013
Subordinated notes and debentures                                        0
Bank's liability on acceptances executed and outstanding            99,605
Other liabilities                                                  841,566

Total liabilities                                               34,091,935
                                                                ----------
EQUITY CAPITAL
Perpetual preferred stock and related surplus                            0
Common stock                                                        29,931
Surplus                                                            437,183
Undivided profits and capital reserves/Net unrealized
 holding gains (losses)                                          1,542,695
Cumulative foreign currency translation adjustments                 (4,295)
Total equity capital                                             2,005,514
                                                                ----------
Total liabilities and equity capital                            36,097,449
                                                                ==========


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                 Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                 David A. Spina
                                                 Marshall N. Carter
                                                 Truman S. Casner






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